Exhibit 99.3

FIRST CASH FINANCIAL SERVICES, INC.

Letter to Clients

for

$200,000,000 aggregate principal amount of 6.75% Senior Notes due 2021 for $200,000,000 aggregate principal amount of new 6.75% Senior Notes due 2021 which have been registered under the Securities Act of 1933

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing with this letter a prospectus dated                     , 2014 of First Cash Financial Services, Inc. (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange its 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of its existing and future subsidiaries that incur or guarantee indebtedness under its revolving credit facility (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of its issued and outstanding unregistered 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of its existing and future subsidiaries that incur or guarantee indebtedness under its revolving credit facility (the “Old Notes”).

The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

This material is being forwarded to you as the beneficial owner of Old Notes carried by us in your account but not registered in your name. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company and the guarantors that:

•	any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

•	such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of New Notes to be received in the exchange offer in violation of the provisions of the Securities Act;

•	such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes;

•	if such person is a broker-dealer, the Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act);

•	if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from the Company or any guarantor; and

•	such person is not acting on behalf of any person or entity who could not truthfully and completely make the foregoing representations.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the expiration date of the exchange offer.

INSTRUCTION TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt and review of the prospectus dated                     , 2014 of First Cash Financial Services, Inc. and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange its 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness under our revolving credit facility (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 6.75% Senior Notes due 2021 guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that incur or guarantee certain indebtedness including indebtedness under our revolving credit facility (the “Old Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the Old Notes held by you for the account of the undersigned.

OLD NOTES

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER all Old Notes held by you for the account of the undersigned.

☐	TO TENDER the following amount of Old Notes held by you for the account of the undersigned:

$

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•	any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

•	such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of New Notes to be received in the exchange offer in violation of the provisions of the Securities Act;

•	such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes;

•	if such person is a broker-dealer, the Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act);

•	if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from the Company or any guarantor; and

•	such person is not acting on behalf of any person or entity who could not truthfully and completely make the foregoing representations.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

☐ CHECK HERE IF YOU ARE A BROKER-DEALER

Date: